UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2016

GLOBAL HEALTHCARE REIT, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

8480 E. Orchard Road, Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 449-2100

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 29, 2016, Global Healthcare REIT, Inc., (the “Company”), signed a definitive Promissory Note Purchase Agreement whereby the Company will purchase 100% of the outstanding undivided interests in a promissory note issued by GL Nursing, LLC, a wholly owned subsidiary of the Company in favor of GLN Investors, LLC in the original principal amount of $1,650,000. The purchase price of the purchased interests is an aggregate of 1,350,000 shares of Common Stock of the Company. A copy of the Promissory Note Purchase Agreement is filed as Exhibit 10.1 hereto.

The purchase and sale is conditioned upon GL Nursing, LLC securing and consummating a new operating lease for its Willow Pointe facility located in Lonoke, AR.

ITEM 9.01	EXHIBITS

10.1	Promissory Note Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Healthcare REIT, Inc. (Registrant)

Dated: August 30, 2016	/s/ Lance Baller
Lance Baller, Interim CEO and President